CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

SIMLATUS CORP

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 175 Joerschke Dr., Suite A, Grass Valley, CA 95945 on June 19, 2018.

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Mike Schatz

Robert Stillwaugh

WHEREAS, on June 19, 2018, the Board of Directors of the Corporation authorized an engagement agreement with a new PCAOB auditor, M&K CPAS, PLLC. On January 23, 2017, the Registrant engaged Jayme L. McWidener, CPA of MAC ACCOUNTING GROUP, LLP as its independent registered public accounting firm (“MAC ACCOUNTING GROUP, LLP”). There have been no disagreements between the Registrant and MAC ACCOUNTING GROUP, LLP regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of MAC ACCOUNTING GROUP, LLP, would have caused MAC ACCOUNTING GROUP, LLP to make reference to the subject matter of the disagreement(s) in connections with its reports; and no reportable events with the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. During the Registrant’s two most recent fiscal years and through the date of this report, the Registrant did not consult with M&K CPAS, PLLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered regarding the Registrant’s financial statements, and no written or oral advice was provided by M&K CPAS, PLLC that was an important factor considered by the Registrant in making a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or event, as set forth in Item 304 (a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

The company has requested that MAC ACCOUNTING GROUP, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

NOW, THEREFORE, BE IT:

RESOLVED, on June 19, 2018, the Board of Directors of the Corporation authorized an engagement agreement with a new PCAOB auditor, M&K CPAS, PLLC. On January 23, 2017, the Registrant engaged Jayme L. McWidener, CPA of MAC ACCOUNTING GROUP, LLP as its independent registered public accounting firm (“MAC ACCOUNTING GROUP, LLP”). There have been no disagreements between the Registrant and MAC ACCOUNTING GROUP, LLP regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of DLL CPAS, LLC, would have caused DLL CPAS, LLC to make reference to the subject matter of the disagreement(s) in connections with its reports; and no reportable events with the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. During the Registrant’s two most recent fiscal years and through the date of this report, the Registrant did not consult with M&K CPAS, PLLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered regarding the Registrant’s financial statements, and no written or oral advice was provided by M&K CPAS, PLLC that was an important factor considered by the Registrant in making a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or event, as set forth in Item 304 (a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolution duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Resolved dated June 19, 2018

Mike Schatz

Robert Stillwaugh